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                                                                   Exhibit 23.01
                                                                   -------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 3, 1996, except as to Note 16, which is as of September 24, 1996, appearing in NIKE, Inc's Current Report of Form 8-K dated September 16, 1996. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Portland, Oregon
November 26, 1996